UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 7, 2025 (January 6, 2025)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Non-voting Common Stock, par value $.01 per share	EZPW	NASDAQ Stock Market	(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)(c)    EZCORP, Inc. (“the Company”) has appointed Michael Croney as Chief Accounting Officer (principal accounting officer), effective February 10, 2025. Mr. Croney, age 46, was previously with the Company from March 2019 to October 2023, serving as Vice President and Global Controller immediately prior to his departure. Before rejoining the Company, Mr. Croney served as Vice President, Chief Accounting Officer and Controller of Thrive Pet Healthcare, an Austin, Texas-based company providing veterinary and pet healthcare services in 380 U.S. locations (October 2023 to February 2025). Prior to his previous employment with the Company, Mr. Croney acted as an independent consultant through Riveron, L.P. where he provided technical accounting advisory services on a variety of matters (September 2018 to March 2019). His previous work experience includes American Midstream Partners, L.P., a then publicly traded company that provides midstream infrastructure linking producers of natural gas, crude oil, NGL, condensate and specialty chemicals to end-use markets, where he served as Vice President, Chief Accounting Officer, and Corporate Controller (July 2016 to April 2018). While at American Midstream Partners, he was responsible for financial reporting, integration of accounting functions of acquired businesses, and oversight of corporate accounting, taxation, and business IT systems.

Mr. Croney also served as Vice President and Controller of FloWorks International, a company supplying specialty equipment for integrated flow solutions to energy and industrial companies, where he managed financial reporting, accounts payable, and corporate accounting, leading a team of 27 persons (July 2015 to July 2016) and Controller – Contract Services and Controller – North America at AXIP Energy Services, a provider of natural gas compression services to upstream and midstream customers, where he was responsible for accounting functions and internal controls (December 2012 to July 2015). Mr. Croney was at AES Corporation, a publicly traded, global energy company, for six years as Regional Accounting Manager – North America and Mexico and Director, Accounting Operations – North America Generation, where he worked in technical accounting and led the transition of the accounting function to a shared service center (November 2006 to November 2012). Prior to AES, Mr. Croney held various positions at BDO Seidman, LLP (January 2004 to November 2006) most recently Assurance and SOX Manager and Staff to Senior Accountant with KPMG (January 2001 to December 2003).

Mr. Croney is a graduate of Nelson Mandela Metropolitan University, South Africa where he received his Baccalaureus Commercii Honores and Baccalaureus Commercii in Accounting. He is a licensed Certified Public Accountant and Chartered Accountant (South Africa). As Chief Accounting Officer, Mr. Croney will receive an annual salary of $330,000, a short-term incentive bonus target of $165,000, and a long-term incentive award target of $105,000. He also will receive a signing bonus of $180,000, payable in three installments, the first upon joining the Company, and the second and third upon the one-year and two-year anniversary of joining, respectively, each contingent upon his being employed with the Company at payout and repayable for a period of 18 months after payment. He is eligible for healthcare and other benefits typically provided to Company vice presidents.

Mr. Croney takes over the Chief Accounting Officer role from Robert J. Hicks, who is vacating the position after having been appointed in December 2021. Mr. Hicks will remain with the Company as Deputy Chief Accounting Officer until the end of February 2025, at which time he will depart the Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	January 7, 2025	By:	/s/ Timothy K. Jugmans
Timothy K. Jugmans
Chief Financial Officer